                                                                    Exhibit 99.1


                                  NEWS RELEASE

  Hexcel Corporation, 281 Tresser Boulevard, Stamford, CT 06901 (203) 969-0666


                                    CONTACT:         INVESTORS:
                                                     STEPHEN C. FORSYTH
                                                     (203) 969-0666 EXT. 425
                                                     STEPHEN.FORSYTH@HEXCEL.COM

                                                     MEDIA:
                                                     MICHAEL BACAL
                                                     (203) 969-0666 EXT. 426
                                                     MICHAEL.BACAL@HEXCEL.COM



                   HEXCEL REPORTS 2002 SECOND QUARTER RESULTS

SECOND QUARTER, 2002 HIGHLIGHTS:
-------------------------------

o ADJUSTED EBITDA IMPROVES TO $31.3 MILLION COMPARED TO $25.8 MILLION IN THE FIRST QUARTER, 2002.

o GROSS MARGIN IMPROVES TO 20.3% OF NET SALES FROM 17.8% IN THE FIRST QUARTER, 2002.

o NET DEBT DECREASES BY $33.5 MILLION TO $654.2 MILLION IN THE QUARTER TO THE LOWEST POINT IN ALMOST FOUR YEARS.

o     CASH FIXED COST REDUCTION EXCEEDS 20% GOAL SET IN NOVEMBER, 2001.


-----------------------------------------------------------------------------------------------
                                                                       QUARTER ENDED,
                                                                 JUNE 30            MARCH 31
                                                        ---------------------------------------
(IN MILLIONS, EXCEPT PER SHARE DATA)                      2002          2001           2002
-----------------------------------------------------------------------------------------------
Net sales                                            $   221.2     $   253.5     $   222.1
Gross margin %                                            20.3%         20.4%         17.8%
Operating income                                     $    19.5     $    11.4     $    13.3
Adjusted operating income (a)                        $    19.6     $    17.9     $    14.0
Adjusted EBITDA (b)                                  $    31.3     $    33.4     $    25.8
Provision for income taxes (c)                       $     3.1     $     3.8     $     2.5
Litigation gain                                      $     9.8     $    --       $    --
Equity in earnings (losses) of and write-down of
  an investment in affiliated companies              $    (5.6)    $     0.2     $    (2.4)
Net income (loss)                                    $     5.3     $   (12.6)    $    (9.2)
Diluted net income (loss) per share                  $     0.14    $    (0.34)   $    (0.24)
===============================================================================================

(a) Excludes business consolidation and restructuring expenses, and compensation expenses recorded in the second quarter of 2001 associated with the former CEO's retirement. As of January 1, 2002, the Company adopted FAS 142 and ceased amortizing goodwill. Goodwill amortization was $3.2 million in the second quarter of 2001.

(b) Excludes business consolidation and restructuring expenses, litigation gain, loss on early retirement of debt, interest, taxes, depreciation, amortization, equity in earnings (losses) of and write-down of an investment in affiliated companies, and compensation expenses recorded in the second quarter of 2001 associated with the former CEO's retirement.

(c) Reflects the impact of ceasing to record the tax benefits from U.S. operating losses commencing in the second quarter of 2001.

STAMFORD, CT. July 23, 2002 - Hexcel Corporation (NYSE/PCX: HXL) today reported results for the second quarter of 2002. Net sales for the second quarter of 2002 were $221.2 million as compared to $253.5 million for the second quarter of 2001 and $222.1 million for the first quarter of 2002. Adjusted EBITDA for the second quarter of 2002 was $31.3 million versus $33.4 million for the second quarter of 2001 and $25.8 million for the first quarter of 2002.

Net income for the second quarter of 2002 was $5.3 million, or $0.14 per diluted share, compared to a net loss of $12.6 million, or $0.34 per diluted share, for the second quarter of 2001, and a net loss of $9.2 million, or $0.24 per diluted share, for the first quarter of 2002. Excluding business consolidation and restructuring expenses, litigation gain, loss on early retirement of debt, bank amendment fees, and compensation expenses associated with the former CEO's retirement, the Company's pretax income for the second quarter of 2002 was $4.3 million as compared to pretax income of $1.6 million in the second quarter of 2001 and a pretax loss of $1.9 million in the first quarter of 2002. As of January 1, 2002, the Company adopted FAS 142 and ceased amortizing goodwill. The Company's second quarter of 2001 pretax income would have been $4.8 million had FAS 142 been in effect at that time.

CHIEF EXECUTIVE OFFICER COMMENTS Mr. David E. Berges, the Chairman, President and CEO of Hexcel Corporation said, "Our second quarter results demonstrate the determination we have to deal with the difficult circumstances we face in our markets. Our total sales for the quarter were down almost 13% from last year, yet we delivered improved results in almost every measure. With a greater than 23% reduction in cash fixed costs year over year, we achieved Adjusted EBITDA of within $2.1 million of last year's second quarter despite a $32.3 million drop in revenues. Adjusted

EBITDA increased by $5.5 million when compared to the first quarter 2002 on essentially flat revenues."

"As expected, commercial aerospace revenues declined by 27.2% compared to the same quarter last year - a comparable level of decline to what we saw in the first quarter comparisons. While comparisons will ease in the fourth quarter, we still see full year commercial aerospace revenues 25-30% lower than 2001. Our sales to the electronics market, at $14.5 million for the quarter, remained at the depressed levels we have seen for the last four quarters. We have seen no signs of recovery."

"Space and defense revenues for the quarter were strong, up 17.9% compared to the same quarter last year and 10.2% over the 2002 first quarter. Our significant position on the troubled V-22, as well as the depressed satellite and launch vehicle markets, have offset some of the growth this whole market is providing to us. While revenues from our Industrial segment were up a modest 3.3% over the 2001 second quarter, we still anticipate revenues for the year tracking to our prior guidance of 0-10% growth."

Mr. Berges added, "I am particularly pleased to report that our net debt decreased by $33.5 million during the quarter. While the collection of $11.1 million in a successful litigation contributed to this result, the majority of the decrease is due to positive operating cash flows. Business consolidation and restructuring payments were $5.4 million and capital expenditures were $3.4 million during the quarter. Net debt is now $50.0 million lower than a year ago despite significant cash restructuring costs to right-size our Company."

In conclusion, Mr. Berges observed, "I feel good that the Company has gotten well ahead of a very difficult market situation and delivered a solid first half. But I am most pleased with the culture of confidence that has developed in the process. The entire organization has come to believe that `fixed costs' must be driven to variable in a down cycle, and that inspiring widespread focus on cash can yield dramatic results. Conditions in two of our major markets will remain difficult in the second half and the vacation intensive third quarter is always our seasonally weakest quarter due to our strong European positions. But we remain committed to delivering improvement while positioning for the growth we know will return."

REVENUE TRENDS
Consolidated revenues for the 2002 second quarter of $221.2 million were 12.7% lower than the 2001 second quarter revenues of $253.5 million, driven overwhelmingly by the sharp reduction in sales to the commercial aerospace market. Consolidated revenues for the second quarter were slightly lower than first quarter revenues of $222.1 million. Had the same U.S. dollar, British pound and Euro exchange rates applied in the second quarter of 2002 as in the second quarter of 2001, revenue for the 2002 quarter would have been $217.7 million, reflecting the weakening of the U.S. dollar during the quarter.

o COMMERCIAL AEROSPACE. Sales to aircraft producers and their subcontractors declined in the quarter, reflecting the impact of reducing commercial aircraft build rates. Revenues for the 2002 second quarter were $102.4 million, 27.2% lower than the 2001 second quarter revenues of $140.7 million, and 1.0% lower than the first quarter of 2002.

o SPACE & DEFENSE. Revenues for the second quarter of 2002 were $38.8 million, 17.9% higher than the second quarter of 2001 revenues of $32.9 million, and 10.2% higher than the first quarter of 2002. While the Company's space & defense revenues tend to vary quarter to quarter, sales associated with military aircraft and helicopters continue to trend upwards as the new generation of military aircraft in the United States and Europe ramp up in production.

o ELECTRONICS. Revenues for the second quarter of 2002 of $14.5 million were 12.1% lower than the $16.5 million earned in the same quarter last year and in the first quarter of 2002. Revenues continue to be impacted by the severe industry downturn in the global electronics market that first became evident at the end of the first quarter of 2001. The Company sees no near term evidence of a substantial recovery in this market.

o INDUSTRIAL. Reflecting the continued strength in demand for the Company's products used in soft body armor, wind energy and automotive applications, among other markets, sales were $65.5 million in the second quarter of 2002 compared to $63.4 million in the second quarter of 2001, an increase of 3.3%. Compared to revenues of $67.0 million in the first quarter of 2002, sales were 2.2% lower.

GROSS MARGIN, ADJUSTED OPERATING INCOME & RESTRUCTURING
Gross margin for the second quarter of 2002 was $44.8 million, or 20.3% of net sales, compared with $51.7 million, or 20.4% of net sales, for the second quarter of 2001, and $39.6 million, or 17.8% of net sales, for the first quarter of 2002. Gross margin as a percentage of sales in the second quarter of 2002 increased when compared to the first quarter of 2002 despite continued reductions in commercial aerospace sales. The gross margin improvement reflects, in part, the benefits of the cash fixed cost reductions associated with the restructuring program announced in November 2001.

Adjusted operating income for the 2002 second quarter was $19.6 million, or 8.9% of net sales, compared to $17.9 million, or 7.1% of net sales, for the 2001 second quarter, and $14.0 million, or 6.3% of net sales, for the first quarter of 2002. Excluding the $3.2 million benefit of adopting the new accounting standard for the amortization of goodwill, selling, general and administrative expenses of $22.0 million in the second quarter of 2002 were $8.5 million lower than the second quarter of 2001.

Previously announced restructuring plans, and most notably the November 7, 2001 program to reduce cash fixed costs by 20%, or $60 million, are ahead of schedule. The aggregate cash payments made in conjunction with restructuring programs were $5.4 million during the quarter, $14.8 million year to date.

LITIGATION GAIN
During the second quarter of 2002, Hexcel recognized a litigation gain of $9.8 million in connection with a contract dispute with Hercules, Inc. that arose out of the acquisition of Hercules' Composites Products Division in 1996. The net cash proceeds received from Hercules Inc. of $11.1 million was in satisfaction of the judgment entered in favor of Hexcel after Hercules had exhausted all appeals from a lower court decision in the New York Courts.

TAXES
The Company's tax provision of $3.1 million in the second quarter of 2002 was for taxes on European income. The Company will continue with the establishment of a non-cash valuation allowance attributable to generated U.S. net operating losses until such time as the U.S. operations have returned to consistent profitability.

INVESTMENTS IN AFFILIATED COMPANIES
During the second quarter of 2002, the Company agreed with its Asian Electronics joint venture partner to restructure its minority interest in the joint venture. Under the terms of the agreement, in July 2002 the Company reduced its ownership interest in the venture from 43.3% to 33.3% and received $10.0 million in cash. The Company also has the option to sell, and its joint venture partner has the option to buy, the Company's remaining ownership interest in the joint venture for $23.0 million during the second half of 2003. Reflecting these terms, the Company wrote-down the carrying value of its equity investment in this joint venture to its estimated fair market value during the second quarter of 2002, recording a non-cash write-down of $4.0 million. There was no tax benefit recognized on the write-down.

Excluding this write-down, the equity in losses of affiliated companies was $1.6 million for the second quarter of 2002, reflecting the on-going impact of the electronics market decline on the Company's Asian Electronics joint venture and start-up losses associated with the Structures joint ventures in China and Malaysia. These losses by affiliates do not affect the Company's cash flows. Equity in earnings of affiliated companies was $0.2 million for the second quarter of 2001.

DEBT
Total debt, net of cash, decreased by $33.5 million to $654.2 million as of June 30, 2002, compared to March 31, 2002. The Company had undrawn revolver and overdraft revolver availability under its Senior Credit Facility of $82.7 million as of June 30, 2002.

This availability, along with the cash on hand, allowed Hexcel to easily meet the June 30, 2002 liquidity test contained in its amended credit agreement and be comfortably within our financial covenants. Meanwhile the Company has developed and is now evaluating options to address its 2003 debt maturities.

YEAR-TO-DATE RESULTS


---------------------------------------------------------------------------------------------
                                                                 SIX MONTHS ENDED JUNE 30,
                                                           ---------------- -----------------
(IN MILLIONS, EXCEPT PER SHARE DATA)                               2002               2001
---------------------------------------------------------------------------------------------

Net sales                                                     $   443.3     $   529.7
Gross margin %                                                     19.0%         21.1%
Operating income                                              $    32.8     $    34.0
Adjusted operating income (a)                                 $    33.6     $    41.6
Adjusted EBITDA (b)                                           $    57.1     $    72.3
Provision for income taxes (c)                                $     5.6     $     6.0
Litigation gain                                               $     9.8     $    --
Equity in earnings (losses) of and write-down of
   an investment in affiliated companies                      $    (8.0)    $     1.6
Net loss                                                      $    (3.9)    $    (7.1)
Diluted loss per share                                        $    (0.10)   $    (0.19)
=============================================================================================

(a) Excludes business consolidation and restructuring expenses and compensation expenses recorded in the second quarter of 2001 associated with the former CEO's retirement. As of January 1, 2002, the Company adopted FAS 142 and ceased amortizing goodwill. Goodwill amortization was $6.4 million for the six months ended June 30, 2001.

(b) Excludes business consolidation and restructuring expenses, compensation expenses recorded in the second quarter of 2001 associated with the former CEO's retirement, litigation gain, interest, taxes, depreciation, amortization, equity in earnings (losses) of and write-down of an investment in affiliated companies, and loss on early retirement of debt.

(c) Reflects the impact of ceasing to record the tax benefits from U.S. operating losses commencing in the second quarter of 2001.


                                      *****

The Company will be holding a conference call at 11:00 A.M. today to discuss its second quarter results. The call will be available in the investor information section of Hexcel's web site (WWW.HEXCEL.COM).

                                      *****

Hexcel Corporation is the world's leading advanced structural materials company. It develops, manufactures and markets lightweight, high-performance reinforcement products, composite materials and composite structures for use in commercial aerospace, space and defense, electronics, and industrial applications.

                                     *****


                    DISCLAIMER ON FORWARD LOOKING STATEMENTS

This press release contains statements that are forward looking, including statements relating to market conditions (including commercial and military aircraft build rates and demand for electronics and industrial products), sales volumes, cost reductions from its restructuring programs together with their associated improvements, manufacturing productivity, gross margin performance, EBITDA, equity in earnings (losses) of affiliated companies, working capital management and options to meet its 2003 debt maturities. Actual results may differ materially from the results anticipated in the forward looking statements due to a variety of factors, including but not limited to changing market conditions, increased competition, product mix, inability to achieve planned manufacturing improvements and cost reductions, and changes in currency exchange rates. Additional risk factors are described in the Company's filings with the SEC. The Company does not undertake an obligation to update its forward-looking statements to reflect future events.

HEXCEL CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS


--------------------------------------------------------------------------------------------------------------------
                                                                                 UNAUDITED
                                                       -------------------------------------------------------------
                                                           QUARTER ENDED JUNE 30,       SIX MONTHS ENDED JUNE 30,
(IN MILLIONS, EXCEPT PER SHARE DATA)                           2002          2001             2002         2001
--------------------------------------------------------------------------------------------------------------------
Net sales                                                   $ 221.2      $  253.5           $443.3       $  529.7
Cost of sales                                                 176.4         201.8            358.9          417.9
--------------------------------------------------------------------------------------------------------------------

  Gross margin                                                 44.8          51.7             84.4          111.8

Selling, general and administrative expenses                   22.0          33.7             43.6           65.4
Research and technology expenses                                3.2           4.8              7.2            9.5
Business consolidation and restructuring expenses               0.1           1.8              0.8            2.9
--------------------------------------------------------------------------------------------------------------------

  Operating income                                             19.5          11.4             32.8           34.0

Litigation gain                                                 9.8             -              9.8              -
Interest expense                                               15.3          17.3             32.9           33.6
Loss on early retirement of debt (a)                              -           3.1                -            3.1
--------------------------------------------------------------------------------------------------------------------

  Income (loss) before income taxes                            14.0          (9.0)             9.7           (2.7)
Provision for income taxes                                      3.1           3.8              5.6            6.0
--------------------------------------------------------------------------------------------------------------------

  Income (loss) before equity in earnings                      10.9         (12.8)             4.1           (8.7)
Equity in earnings (losses) of and write-down of an
   investment in affiliated companies                          (5.6)          0.2             (8.0)           1.6
--------------------------------------------------------------------------------------------------------------------

  Net income (loss)                                         $   5.3      $  (12.6)          $ (3.9)      $   (7.1)
--------------------------------------------------------------------------------------------------------------------

Net income (loss) per share:
  Basic                                                    $   0.14     $   (0.34)         $ (0.10)     $   (0.19)
  Diluted                                                  $   0.14     $   (0.34)         $ (0.10)     $   (0.19)

Weighted average shares (b):
  Basic                                                        38.4          37.4             38.4           37.3
    Diluted                                                    39.1          37.4             38.4           37.3
--------------------------------------------------------------------------------------------------------------------

(a) Effective in the second quarter of 2002, the Company adopted FAS 145. In connection with its adoption, the Company's loss on early retirement of debt in 2001 has been reclassified from an extraordinary item to a separate line item below operating income.

(b) The Company's convertible subordinated notes, due 2003, convertible subordinated debentures, due 2011, and stock options were excluded from the computations of net income (loss) per diluted share for the quarter ended June 30, 2001 and the six months ended June 30, 2002 and 2001, as they were anti-dilutive. The convertible notes and debentures were also excluded from the computation of net income per diluted share for the quarter ended June 30, 2002, as they were anti-dilutive.

THE FOLLOWING SCHEDULE OF ADJUSTED AMOUNTS IS NOT BASED ON ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES, BUT IS PROVIDED TO EXPLAIN THE IMPACT OF CERTAIN ITEMS AND TO PROVIDE A MEASURE OF HEXCEL'S OPERATING PERFORMANCE IN A WAY THAT IS COMMONLY USED BY INVESTORS AND FINANCIAL ANALYSTS TO ANALYZE AND COMPARE COMPANIES. THIS SCHEDULE MAY NOT BE COMPARABLE TO SIMILARLY TITLED FINANCIAL MEASURES OF OTHER COMPANIES, DOES NOT REPRESENT ALTERNATIVE MEASURES OF HEXCEL'S CASH FLOWS OR OPERATING INCOME, AND SHOULD NOT BE CONSIDERED IN ISOLATION OR AS SUBSTITUTES FOR MEASURES OF PERFORMANCE PRESENTED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES.

HEXCEL CORPORATION AND SUBSIDIARIES
SCHEDULE OF ADJUSTED AMOUNTS


----------------------------------------------------------------------------------------------------------------------
                                                                                 UNAUDITED
                                                       ---------------------------------------------------------------
                                                             QUARTER ENDED JUNE 30,          SIX MONTHS ENDED JUNE 30,
(IN MILLIONS)                                                   2002          2001               2002          2001
----------------------------------------------------------------------------------------------------------------------
Net income (loss)                                            $    5.3     $  (12.6)           $   (3.9)    $   (7.1)
 Interest expense                                                15.3         17.3                32.9         33.6
 Provision for income taxes                                       3.1          3.8                 5.6          6.0
 Depreciation and amortization expense                           11.7         15.5                23.5         30.7
 Equity in (earnings) losses of and write-down of
     an investment in affiliated companies                        5.6         (0.2)                8.0         (1.6)
----------------------------------------------------------------------------------------------------------------------
EBITDA                                                       $   41.0     $   23.8            $   66.1     $   61.6

 Business consolidation and restructuring expenses                0.1          1.8                 0.8          2.9
 Litigation gain                                                 (9.8)           -                (9.8)           -
 Loss on early retirement of debt                                   -          3.1                   -          3.1
 Compensation expenses related to former CEO's retirement           -          4.7                   -          4.7
----------------------------------------------------------------------------------------------------------------------
ADJUSTED EBITDA                                              $   31.3     $   33.4            $   57.1     $   72.3
----------------------------------------------------------------------------------------------------------------------

Operating income                                             $   19.5     $   11.4            $   32.8     $   34.0
 Business consolidation and restructuring expenses                0.1          1.8                 0.8          2.9
 Compensation expenses related to former CEO's retirement          -           4.7                   -          4.7
----------------------------------------------------------------------------------------------------------------------
ADJUSTED OPERATING INCOME                                    $   19.6     $   17.9            $   33.6     $   41.6
----------------------------------------------------------------------------------------------------------------------

                                      *****


HEXCEL CORPORATION AND SUBSIDIARIES
NET SALES TO THIRD-PARTY CUSTOMERS BY PRODUCT GROUP AND MARKET SEGMENT


---------------------------------------------------------------------------------------------------------------------
                                                                          UNAUDITED
                                          -------------- --------------- --------------- --------------- ------------
                                           COMMERCIAL        SPACE &
(IN MILLIONS)                               AEROSPACE       DEFENSE       ELECTRONICS      INDUSTRIAL      TOTAL
----------------------------------------- -------------- --------------- --------------- --------------- ------------

SECOND QUARTER 2002 NET SALES
Reinforcements                             $    13.6       $       -       $     14.5      $    30.5     $     58.6
Composites                                      67.9            34.8                -           35.0          137.7
Structures                                      20.9             4.0                -              -           24.9
----------------------------------------- --- ---------- ---- ---------- ----- --------- ---- --------- -- ----------
  Total                                    $   102.4       $    38.8       $     14.5      $    65.5     $    221.2
                                                 46%             18%               6%            30%           100%
----------------------------------------- --- ---------- ---- ---------- ----- --------- ---- --------- -- ----------
                                                  46
FIRST QUARTER 2002 NET SALES
Reinforcements                             $    12.4       $       -       $     16.5      $    33.1     $     62.0
Composites                                      66.3            31.5                -           33.9          131.7
Structures                                      24.7             3.7                -              -           28.4
----------------------------------------- --- ---------- ---- ---------- ----- --------- ---- --------- -- ----------
  Total                                    $   103.4       $    35.2       $     16.5      $    67.0     $    222.1
                                                 47%             16%               7%            30%           100%
----------------------------------------- --- ---------- ---- ---------- ----- --------- ---- --------- -- ----------

SECOND QUARTER 2001 NET SALES (a)
Reinforcements                             $    14.3       $       -       $     16.5      $    27.0     $     57.8
Composites                                      97.1            29.1                -           36.4          162.6
Structures                                      29.3             3.8                -              -           33.1
----------------------------------------- --- ---------- ---- ---------- ----- --------- ---- --------- -- ----------
  Total                                    $   140.7       $    32.9       $     16.5      $    63.4     $    253.5
                                                 56%             13%               6%            25%           100%
----------------------------------------- --- ---------- ---- ---------- ----- --------- ---- --------- -- ----------

(a) As part of its restructuring program, the Company has changed the responsibility and reporting of one of its product lines effective January 1, 2002. Hexcel's business segment reporting has therefore been revised beginning with the first quarter of 2002. Coincident with this change, Hexcel has revised the names of its three reporting business segments to Reinforcements, Composites and Structures. The 2001 results have been restated for comparative purposes.

HEXCEL CORPORATION AND SUBSIDIARIES
SEGMENT DATA


--------------------------------------------------------------------------------------------------------------------
                                                                      UNAUDITED
                                  ----------------------------------------------------------------------------------
                                                                                       CORPORATE
(IN MILLIONS)                      REINFORCEMENTS      COMPOSITES      STRUCTURES     & OTHER (b)        TOTAL
--------------------------------- ------------------ -------------- --------------- --------------- ----------------

SECOND QUARTER 2002
--------------------------------------------------------------------------------------------------------------------
Net sales to external customers      $      58.6       $  137.7         $  24.9        $      -        $  221.2
  Intersegment sales                        18.1            4.9               -               -            23.0
--------------------------------------------------------------------------------------------------------------------
    Total sales                             76.7          142.6            24.9               -           244.2

  Adjusted operating income (c)              6.3           19.1             0.4            (6.2)           19.6
  Depreciation and amortization              4.0            7.0             0.7               -            11.7
Business consolidation and
   restructuring expenses                   (0.5)           0.5             0.1               -             0.1
  Capital expenditures                       1.3            2.0             0.1               -             3.4
--------------------------------------------------------------------------------------------------------------------
FIRST QUARTER 2002
--------------------------------------------------------------------------------------------------------------------
  Net sales to external customers      $    62.0       $  131.7         $  28.4        $      -        $  222.1
  Intersegment sales                        18.2            4.7               -               -            22.9
--------------------------------------------------------------------------------------------------------------------
    Total sales                             80.2          136.4            28.4               -           245.0

  Adjusted operating income  (c)             3.8           15.5             0.9            (6.2)           14.0
  Depreciation and amortization              4.0            7.1             0.7               -            11.8
Business consolidation and
   restructuring expenses                    0.3            0.4               -               -             0.7
  Capital expenditures                       0.5            1.3               -               -             1.8
--------------------------------------------------------------------------------------------------------------------

SECOND QUARTER 2001 (A)
--------------------------------------------------------------------------------------------------------------------
  Net sales to external customers      $    57.8       $  162.6         $  33.1        $      -        $  253.5

                                                                            336
  Intersegment sales                        24.5            6.0               -               -            30.5
--------------------------------------------------------------------------------------------------------------------
    Total sales                             82.3          168.6            33.1               -           284.0

  Adjusted operating income (c)              0.4           24.1             0.6            (7.2)           17.9
  Depreciation and amortization              6.6            7.7             1.0             0.2            15.5
Business consolidation and
   restructuring expenses                    0.2            1.6               -               -             1.8
  Capital expenditures                       6.4            4.6               -             0.3            11.3
--------------------------------------------------------------------------------------------------------------------


(a) As part of its restructuring program, the Company has changed the responsibility and reporting of one of its product lines effective January 1, 2002. Hexcel's business segment reporting has therefore been revised beginning with the first quarter of 2002. Coincident with this change, Hexcel has revised the names of its three reporting business segments to Reinforcements, Composites and Structures. The 2001 results have been restated for comparative purposes.

(b) The Company does not allocate corporate expenses to its business segments.

(c) Consists of earnings before interest, taxes, business consolidation and restructuring expenses, compensation expenses associated with the former CEO's retirement, litigation gain, equity in earnings (losses) of and write-down of an investment in affiliated companies and loss on early retirement of debt.

HEXCEL CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS


-------------------------------------------------------------------------------------------------------------------
                                                                                        UNAUDITED
                                                                         ------------------------------------------
                                                                               JUNE 30,           December 31,
(IN MILLIONS, EXCEPT PER SHARE DATA)                                             2002                 2001
-------------------------------------------------------------------------------------------------------------------
ASSETS
Current assets:
  Cash and cash equivalents                                                  $       3.9          $     11.6
   Accounts receivable, net                                                        138.7               140.5
   Inventories                                                                     133.2               131.7
   Prepaid expenses and other assets                                                 9.6                 4.4
-------------------------------------------------------------------------------------------------------------------
   Total current assets                                                            285.4               288.2

Property, plant and equipment                                                      632.0               617.0
Less accumulated depreciation                                                     (312.6)             (287.8)
-------------------------------------------------------------------------------------------------------------------
  Net property, plant and equipment                                                319.4               329.2

Goodwill and other purchased intangibles, net of accumulated
   amortization                                                                     73.8                72.4
Investments in affiliated companies                                                 47.3                56.9
Other assets                                                                        40.8                42.7
-------------------------------------------------------------------------------------------------------------------

Total assets                                                                 $     766.7          $    789.4
-------------------------------------------------------------------------------------------------------------------


LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Notes payable and current maturities of capital lease obligations          $      16.5          $     17.4
  Accounts payable                                                                  60.2                58.6
  Accrued liabilities                                                              117.5               131.7
-------------------------------------------------------------------------------------------------------------------
  Total current liabilities                                                        194.2               207.7

Long-term notes payable and capital lease obligations                              641.6               668.5
Other non-current liabilities                                                       49.1                45.8
-------------------------------------------------------------------------------------------------------------------
Total liabilities                                                                  884.9               922.0
-------------------------------------------------------------------------------------------------------------------

Stockholders' equity:
  Preferred stock, no par value, 20.0 shares of stock authorized,
    No shares issued or outstanding                                                    -                   -
  Common stock, $0.01 par value, 100.0 shares of stock authorized,
    shares issued of 39.6 at June 30, 2002 and 39.4 at December 31, 2001             0.4                 0.4
  Additional paid-in capital                                                       287.8               287.7
  Accumulated deficit                                                             (371.8)             (367.9)
  Accumulated other comprehensive loss                                             (21.4)              (39.7)
-------------------------------------------------------------------------------------------------------------------
                                                                                  (105.0)             (119.5)
  Less - Treasury stock, at cost, 1.2 shares at June 30, 2002 and
    December 31, 2001                                                              (13.2)              (13.1)
-------------------------------------------------------------------------------------------------------------------
Total stockholders' equity                                                        (118.2)             (132.6)
-------------------------------------------------------------------------------------------------------------------

Total liabilities and stockholders' equity                                   $     766.7          $    789.4
===================================================================================================================


Total debt, net of cash                                                      $     654.2          $    674.3
===================================================================================================================

HEXCEL CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS


----------------------------------------------------------------------------------------------------------------------
                                                                                     UNAUDITED
                                                              --------------------------------------------------------
                                                                 QUARTER ENDED JUNE 30,    SIX MONTHS ENDED JUNE 30,
(IN MILLIONS)                                                      2002         2001              2002         2001
----------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                     $    5.3     $  (12.6)         $   (3.9)     $  (7.1)
  Reconciliation to net cash provided by operating activities:
    Depreciation and amortization                                  11.7         15.5              23.5         30.7
    Deferred income taxes                                          (0.1)         0.3               0.1         (3.3)
    Business consolidation and restructuring expenses               0.1          1.8               0.8          2.9
    Business consolidation and restructuring payments              (5.4)        (2.4)            (14.8)        (3.8)
    Equity in (earnings) losses of and write-down of an
     investment in affiliated companies                             5.6         (0.2)              8.0         (1.6)
    Loss on early retirement of debt                                  -          0.7                 -          0.7
    Working capital changes and other                              19.6        (20.1)             12.0        (32.1)
----------------------------------------------------------------------------------------------------------------------
  Net cash provided by (used for) operating activities             36.8        (17.0)             25.7        (13.6)
----------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Capital expenditures                                             (3.4)       (11.3)             (5.2)       (21.9)
  Other                                                             0.8         (0.3)              0.8         (0.3)
----------------------------------------------------------------------------------------------------------------------
  Net cash used for investing activities                           (2.6)       (11.6)             (4.4)       (22.2)
----------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds (repayments) of credit facilities, net                 (34.2)        25.4             (26.0)        40.9
  Repayments of long-term debt and capital lease
   obligations, net                                                (2.5)         5.9              (4.4)        (2.2)
  Debt issuance costs                                                 -         (3.5)                -         (3.5)
  Activity under stock plans                                          -          0.6               0.1          0.7
----------------------------------------------------------------------------------------------------------------------
  Net cash provided by (used for) financing activities            (36.7)        28.4             (30.3)        35.9
----------------------------------------------------------------------------------------------------------------------
Effect of exchange rate changes on cash and cash equivalents        2.7         (0.7)              1.3          1.1
----------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in cash and cash equivalents                0.2         (0.9)             (7.7)         1.2
Cash and cash equivalents at beginning of period                    3.7          7.2              11.6          5.1
----------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents at end of period                     $    3.9     $    6.3          $    3.9      $   6.3
======================================================================================================================

SUPPLEMENTAL DATA:
  Cash interest paid                                           $    4.9     $   13.2          $   30.5      $  37.4
  Cash taxes paid, net of refunds                              $   (1.5)    $    6.0          $   (0.5)     $   7.9
======================================================================================================================